December 18, 2000



Emerging Vision, Inc.
1065 Avenue of the Americas, 31st Floor
New York, New York 10018
Attention: Gregory T. Cook
President and Chief Executive Officer


Dear Mr. Cook:

         This is to confirm the agreement between Emerging Vision, Inc. (together with its subsidiaries, collectively, the "Company") and Balfour
Investors Incorporated ("Balfour") pursuant to which Balfour will act as financial advisor to the Company in connection with the spin-off of the internet optical portal business of the Company (the "Spin-Off").

         During the term of our engagement, we will provide you with financial advice and assistance in connection with the Spin-Off, including: (i) analyzing the structure of the Spin-Off, and making recommendations with respect thereto;
(ii) providing advice and assistance in reviewing and assessing the relative merits of any third-party proposals with respect to the Spin-Off, and making recommendations with respect thereto; (iii) negotiating with third-parties with respect to the Spin-Off; and (iv) providing advice and assistance generally in connection with the Spin-Off, including in connection with the consummation of the Spin-Off; provided, however, that the parties hereto acknowledge that Balfour's services hereunder shall consist only of advice and assistance as an unaffiliated third party consultant, and that Balfour has no executive responsibility or authority with respect to the Company; and provided further, that the obligations of Balfour hereunder are those of Balfour solely, and not Jay Goldsmith or Harry Freund or any other officer, director or stockholder of Balfour or any affiliate thereof.

         The term of this agreement (the "Term") shall be through the date on which the Company consummates or publicly abandons the proposed Spin-Off; whichever is earlier, provided that if the Company shall consummate the Spin-Off within six months after such date of abandonment, the Term shall be deemed to be through such consummation date.

         The Company will cooperate reasonably with Balfour in connection with its services provided hereunder and will provide Balfour with such information concerning the Company as Balfour deems necessary for its services provided hereunder. All such information provided by the Company relating to the Spin-Off will be complete and accurate and not misleading in any material respect, and shall be kept confidential by Balfour and not used for any other reason other than in connection with Balfour's services provided hereunder.

         The Company agrees, in consideration of Balfour's services to be provided hereunder, regardless of whether the Spin-Off is consummated, to pay to Balfour $10,000 a month in cash commencing on December 22, 2000, and on the first business day of every subsequent month through the Term of this agreement. The Company shall also pay all of the reasonable out-of-pocket expenses of Balfour (including the reasonable fees and disbursements of Balfour's counsel for legal services provided or to be provided in connection with the negotiation of this agreement and in connection with Balfour's services to be provided hereunder). Reimbursement for expenses incurred shall be due within 30 days of the Company's receipt of Balfour's or Balfour's counsel's invoice in respect thereof, together with reasonable documentation of such expenses.

         The Company agrees to indemnify and hold Balfour (which term includes for purposes of this and the following two paragraphs its directors, controlling persons (as such term is defined under the Securities Act of 1933), officers, employees, affiliates, counsel and other agents) harmless against and from all losses, claims, damages, obligations or liabilities, and all actions, claims, proceedings, investigations, judgments, penalties and costs, in respect thereof, arising out of or in connection with the engagement or Balfour's services rendered in connection with this engagement, and to periodically pay, or reimburse Balfour, for all reasonable legal and other out-of-pocket expenses as incurred by Balfour in connection with investigating, preparing or defending any such action, claim, proceeding or investigation (whether or not Balfour is named as a party thereto), subject to reimbursement by Balfour if it is determined that Balfour is not entitled to indemnification in accordance with this letter. The Company also agrees that Balfour shall have no liability to the Company or its affiliates, partners, directors, counsel or other agents, employees, controlling persons or security holders for any losses, claims, damages, obligations or liabilities arising out of or in connection with this engagement. Notwithstanding the foregoing, the Company shall not be so liable to indemnify, and Balfour shall not be so exculpated from liability, to the extent that any such loss, claim, damage, obligation or liability resulted from Balfour's gross negligence or willful misconduct. The Company further agrees that without the written consent of Balfour (which consent shall not be unreasonably withheld or delayed), the Company will not settle or compromise any pending or threatened action, claim, proceeding or investigation with respect to which indemnification may be available hereunder unless such settlement or compromise includes an unconditional release of Balfour from all liability resulting from such action, claim, proceeding or investigation.

         If for any reason the foregoing indemnification, exculpation, and reimbursement is unavailable to Balfour or insufficient to hold it harmless even though the express provisions hereof provide for indemnification and exculpation in such case, then the Company shall contribute to the amount paid or payable by Balfour as a result of such loss, claim, damage, obligation or liability in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Balfour on the other hand, and to the extent required by applicable law, the relative fault of the Company and of Balfour and any other relevant equitable considerations.

         Promptly after receipt by Balfour of notice of any action or proceeding, it shall, if a claim in respect thereof is to be made against the Company hereunder, give notice to the Company of such action or proceeding, but the failure to so notify the Company shall not relieve the Company of any liability that it may have to Balfour except to the extent that it or the defense of such action or proceeding is prejudiced thereby. In case any such action or proceeding shall be brought against Balfour, the Company shall be entitled to participate in the defense thereof and, to the extent that it shall wish, to assume and control the defense thereof with counsel reasonably satisfactory to Balfour and, after notice by the Company to Balfour of its election so to assume the defense thereof, the Company shall not, for so long as it diligently defends such action or proceeding, be liable to Balfour for any fees of counsel or any other expenses, in each case subsequently incurred by Balfour in connection with the action or proceeding. In no event shall the Company be liable for the fees and expenses of more than one law firm (and local counsel as required) as counsel for Balfour in connection with any one action or proceeding or related actions or proceedings.

         The payment, reimbursement, indemnity and contribution obligations of the Company under this agreement shall be in addition to any liability which the Company may otherwise have, shall survive any termination of this agreement and shall be binding upon and extend to the benefit of any successors, assigns, heirs and personal representatives of the Company and Balfour.

         Our agreement represented by this letter shall be governed by the laws of New York. Any dispute or controversy arising out of this agreement shall be determined by arbitration conducted in accordance with the rules of the National Association of Securities Dealers, Inc. then in effect. Any arbitration award shall be final and binding upon the Company and Balfour, and judgment upon the award may be entered in any court having jurisdiction.

                         [

         If this letter correctly sets forth the understanding between us, please so indicate by signing on the designated space below and returning a signed copy to us, whereupon this letter shall constitute the agreement between us.

                                             Sincerely,

                                             BALFOUR INVESTORS INCORPORATED


                                             By:________________________________
                                             Name:   Jay Goldsmith
                                             Title:  President


Agreed to and accepted this 18th day of December, 2000


EMERGING VISION, INC.


By:_____________________________________
     Name:  Gregory T. Cook
     Title:    President and Chief Executive Officer